UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2011
F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)
FLORIDA
(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On April 25, 2011, F.N.B. Corporation (the Corporation) announced financial results for the quarter ended March 31, 2011. A copy of the press release announcing the Corporation’s results for the quarter ended March 31, 2011 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On April 20, 2011, the Corporation’s Board of Directors approved the promotion of Gary L. Guerrieri to Chief Credit Officer of the Corporation. As Chief Credit Officer, Mr. Guerrieri is responsible for managing the entire credit function for the Corporation, including commercial and retail underwriting, credit administration, credit policy and credit risk management. Mr. Guerrieri also oversees First National Bank of Pennsylvania’s (FNBPA) special assets, loan servicing and indirect lending functions in addition to serving as Chairman of FNBPA’s Senior Loan Committee. Mr. Guerrieri joined the Corporation in 2002 as Regional Credit Officer. A copy of the press release announcing Mr. Guerrieri’s promotion is attached as Exhibit 99.2.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits:

99.1	Press release dated April 25, 2011 announcing the financial results of F.N.B. Corporation for the quarter ended March 31, 2011.
99.2	Press release dated April 22, 2011 announcing the promotion of Gary L. Guerrieri.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/Vincent J. Calabrese
	Name:	Vincent J. Calabrese
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: April 25, 2011